Exhibit 99.1
David B. Snow, Jr.
Chairman and Chief Executive Officer
Medco Health Solutions, Inc.
September 20, 2011
House Committee on the Judiciary,
Subcommittee on Intellectual Property, Competition and the Internet
Hearing on the Proposed Merger between Express Scripts and Medco

I. INTRODUCTION
     Chairman Goodlatte, Ranking Member Watt and Members of the Committee, thank you for this opportunity to discuss the proposed merger of Medco Health Solutions and Express Scripts. My name is David Snow, and I am the Chairman and CEO of Medco Health Solutions. Medco is a leading health care company that has pioneered the world’s most advanced pharmacy. When we originally became a public company, our goal was to leverage the power of pharmacy to redefine the way that health care is delivered — to improve patient outcomes and lower costs. Today, we define that mission in three words, “making medicine smarter.”
     We are an industry leader in developing innovative solutions that deliver unique value to our clients and their members. We provide clinically driven pharmacy services designed to improve the quality of care and lower total health care costs for private and public employers, health plans, labor unions and government agencies of all sizes, as well as for individuals serviced by Medicare Part D Prescription Drug Plans.
     Everyone has recognized that the ever-rising costs of the health care system in America are unsustainable. In 2010, U.S. spending for prescription drugs alone was more than $300 billion and is expected to reach more than $450 billion by 2019.1,2 As the health care industry necessarily focuses on reducing costs; as the “Super Committee” seeks to find health care savings without compromising patient care; and as all participants in the system are faced with the prospect of doing more with less, we believe that the services that Medco provides are part of the solution. And now, by joining with Express Scripts and combining the complementary

[1]	IMS Institute for Healthcare Informatics’ study, “The Use of Medicines in the United States: Review of 2010,” April 2011.

[2]	Centers for Medicare and Medicaid Services, Office of the Actuary, National Health Statistics Group, 2010.

expertise of the two companies, we will be able to significantly accelerate efforts to reduce overall costs in the health care system and improve the quality and efficiency of care delivery.
II. MEDCO BACKGROUND
     Our mission to make medicine smarter truly defines our company and guides our business strategy. In 2011, Medco captured the number one position in the Health Care: Pharmacy and Other Services sector on Fortune’s World’s Most Admired Companies List for the fourth consecutive year. In this sector, Medco ranked number one in all nine attributes: innovation, use of corporate assets, social responsibility, quality of management, financial soundness, quality of products and services, people management, long-term investment and global competitiveness.
     Our services are designed not only to reduce drug costs, but also to close gaps in pharmacy care. We reduce drug costs for our clients and their members in a variety of ways including: maximizing the substitution rate of expensive brand-name drugs for lower-cost clinically equivalent generic drugs; driving competitive discounts and rebates from brand-name and generic drug pharmaceutical manufacturers; minimizing the cost and improving the accuracy of filling prescriptions; and applying our sophisticated service innovations to efficiently administer prescription dispensing through our mail order pharmacies. By utilizing advanced clinical tools to encourage adherence and drawing on real-time prescription drug and medical databases in a truly wired fashion, we improve patient health and reduce total medical spending levels.
     Our business model requires collaboration with payors, retail pharmacies, including independent pharmacies nationwide, physicians, pharmaceutical manufacturers and CMS for

Medicare and state Medicaid agencies. We provide our services through our national networks of retail pharmacies and our own mail order pharmacies, as well as through our specialty pharmacies.
     Our unique Medco Therapeutic Resource Centers conduct therapy management programs using Medco Specialist Pharmacists who have expertise in the medications used to treat the most prevalent and costly chronic conditions. Our personalized medicine capabilities through our Medco Research InstituteTM and genomics counseling services foster the integration of genetic information into everyday health care decision making. These services represent innovative and successful models for the care of patients with chronic and complex conditions.
III. DYNAMIC MARKETPLACE
     The business of pharmacy benefit managers (PBMs) is defined by robust competition, with more than 40 PBMs working hard to provide differentiated value propositions for public and private payors. These firms are a diverse group with very different business models and varying degrees of vertical integration, some integrated with pharmacies, others integrated with managed care organizations and others entirely independent. Nine Fortune 500 companies operate their own PBMs. Non-PBM participants like Wal-Mart and Target also contribute meaningfully to the competitive landscape by offering low-price generic prescriptions, as do other retail pharmacies that are providing steep discounts on 90-day prescriptions.
     Whatever customer group you might define, there are numerous PBMs currently serving accounts and many more with the capability to do so. This is because the core services offered by PBMs are similar regardless of the size and nature of a client’s business. For example, in the context of the largest accounts, more than 10 PBMs currently serve state accounts; at least 10 PBMs serve Fortune 50 companies.
     Our competitors often are major industry participants with household names like Aetna, Cigna and CVS Caremark. Other competitors may not be so well-known but continue to make major investments to grow and to better serve current and potential customers.
     For example, Catalyst acquired Walgreens’ PBM in June, more than doubling its number of members and prescriptions. In a recent earnings call, Catalyst’s COO highlighted the company’s recent success in winning large, national employers during this selling season — and this was even before the acquisition. Several of Catalyst’s recent wins came against Medco and Express Scripts for Fortune 500 firms. These wins have allowed them to add big name companies like Ford Motor Company, MGM Mirage International, Whirlpool and Waste Management to their growing roster of Fortune 500 customers — a list that already included companies like Nike, Sprint, Southwest Airlines and Lear Corporation.
     Prime Therapeutics recently won from Medco the Blue Cross and Blue Shield of North Carolina account with more than a billion dollars in drug spending. Prime was originally formed by Blue Cross entities and has expanded from the PBM inside the private label offering of the Blues to becoming a major independent customer.
     And just last month, another notable merger was announced: SXC Health Solutions agreed to acquire PBM PTRx and mail order pharmacy provider SaveDirectRx, again illustrating the constantly evolving nature of the market. At one time SXC was thought of as more of a data processor for PBMs and other health organizations. They have evolved with the marketplace and now offer a full service PBM capable of competing effectively. The company, which this year jumped to number one on Fortune’s 100 Fastest-Growing Companies list, has also captured more than a billion dollars in drug spend with its Bravo Health victory.
     Perhaps nothing more clearly demonstrates the dynamic character of the PBM business than the evolution of our soon-to-be former customer UnitedHealth Group, now the largest single health carrier in the U.S. UnitedHealth used to have its own PBM business but sold it in the early 1990’s. They became a Medco customer in 2000, and over the years Medco facilitated a private label PBM offering by UnitedHealth that had Medco “inside” running the PBM operation while UnitedHealth was the “outside” face to the customers. In 2005, as part of the PacifiCare acquisition, United acquired Prescription Solutions, a stand-alone PBM. United has steadily built up Prescription Solutions and rebranded it as Optum Rx. This summer it was announced that they would not renew their contract with Medco and would take in-house the 14 million lives previously served by Medco. At the same time, UnitedHealth has publicly highlighted its increased investment in Optum Rx and its intention to serve accounts of all sizes. We now have another major competitor in the marketplace, one that is widely regarded to be a significant force in the market going forward. And, as noted by Optum Rx CEO Jacqueline Kosecoff in a recent interview, the company is “very interested in the employer market and [is] getting very aggressive on bidding some very large accounts.”
     As you can tell from just these examples, Medco itself is all too familiar with the intensity and diversity of competition for PBM services. We compete against a wide variety of firms, generating a number of wins, as well as some significant losses. New entry remains a very real prospect in this business, one that ensures competition remains strong. Against this backdrop, PBM clients will have plenty of competitive choices post-merger, and the combined Express Scripts and Medco will be fully subject to the competitive pressures that will ensure value-based pricing and service. Taken together, these recent activities demonstrate the dynamic, competitive nature of the PBM marketplace and belie the notion that the combination of Medco and Express Scripts represents a threat to client choice. The reality is that the PBM business is extremely competitive and that competition will only be enhanced rather than diminished by the Express Scripts-Medco merger.
IV. BENEFITS OF THE COMBINATION
     It is within the context of this competitive marketplace that the merger of our two companies was conceived and ultimately approved by our management and respective boards of directors. The essence of the PBM’s business is to bring lower drug prices and higher quality care to its clients. We compete with one another to provide that value, and as competition becomes more intense in our industry, it drives innovation aimed at doing even more to serve our patients. In the health care industry today, we all share the same goal of reducing costs by improving the quality and efficiency of care delivery.
     The combination of Medco and Express Scripts makes strategic sense for our clients and patients. Each company uses a fundamentally different business model to address the needs of customers. Combining the best attributes of those business models will give us an enhanced capability to lower prices and improve quality care for our clients. We will accomplish this in a number of ways.

     First, our combined entity will be able to lower drug acquisition costs by improving efficiency across the system and encouraging the most appropriate channels of distribution based on patient needs. Our clients and the consumers we mutually serve will benefit from these savings. For example, Medco negotiates the terms of its agreements with its clients in a fully transparent manner which, at the client’s discretion, directs us to pass through discounts and rebates that we negotiate with pharmaceutical manufacturers. Under the terms of our existing contracts alone, $1 billion in savings from the merger will be passed back to our clients.
     Second, the combined entity will allow us to further innovate our robust technology platform so we can fully leverage the cost and quality benefits of our fully wired system that seamlessly integrates prescription management at both mail order and retail with our client and member services. This will result in substantial cost savings passed on directly to government, businesses and, ultimately, consumers.
     Third, our combined company will bring together advanced capabilities to integrate prescription management, including technological platforms to communicate with pharmacists and physicians in real time, allowing not only efficient claims processing, but also secure access to patient information and drug utilization reviews. Both Medco and Express Scripts complement and enhance physicians’ care using advanced clinical services to deliver tailored treatments with the highest levels of efficacy, value and speed. For instance, the Medco Research Institute integrates genetic information into everyday health care decision making — offering patients and providers actionable information to drive more precise health care decisions. One Medco Research Institute study conducted with the Mayo Clinic showed that a simple genetic test reduces hospitalization rates by nearly one-third for patients on warfarin, a widely-prescribed blood thinner. The combined entity will deliver even greater value to the companies’ clients and their members by applying the best practices of both companies.
     Fourth, the merger will allow the companies to benefit from economies of scale as the firms merge operations and implement each other’s best practices. Many aspects of core PBM operations can benefit from economies of scale, including contacting, mail order pharmacy operations, and designing and operating specialized clinical programs. At a high level, our ability to put more volume through a combined network will drive efficiencies that will reduce the unit cost of medications for our patients and customers. Increased scale will also allow the merged company to develop and apply new programs and practices more broadly. And the expanded scale and expertise of the combined firm will allow us to accelerate the research, development and deployment of new and innovative solutions for improving adherence and safety that have the potential go well beyond what each company could accomplish on its own.
     Finally, and perhaps most significantly, the Express Scripts—Medco combination will allow the two companies to use their collective and complementary expertise and capabilities, creating unique synergies to close gaps in care, particularly for chronically ill patients. Even the most effective treatments cannot help patients if they are not used properly. Gaps in care related to medication non-adherence affect millions of Americans; they cost dollars and lives. More than 75 percent of all health care costs in the United States are associated with chronic and complex conditions, such as cancer, heart disease, and asthma.3 In nearly 90 percent of

[3]	Medco Research Data, 2010

these cases, prescription drugs are considered a first line of defense.4 However, gaps in care, largely caused by under-prescribed and mis-prescribed medications, as well as patient non-adherence, result in substantial waste each year in the form of unnecessary hospitalizations, emergency room visits, and extended illnesses. Poor management of chronic and complex conditions has lead to an estimated $350 billion in unnecessary health care costs annually.5
     To address the needs of patients with chronic and complex conditions, Medco’s Therapeutic Resource Centers (TRCs) engage members and model behaviors to improve clinical outcomes and reduce costs. In the Medco TRCs, more than 1,000 Medco specialist pharmacists — who have additional training and certification in the medications used to treat the most prevalent and serious chronic conditions and co-morbidities — use clinical protocols to assess patients’ prescription orders along with barriers to adherence; they provide in-depth counseling to patients as well as reminders to take their prescribed medications. Through use of TRCs, Medco members have achieved significantly higher adherence rates than patients receiving traditional pharmacy care for a broad range of medication categories. We estimate that in 2010 alone, TRCs closed more than 2.3 million clinical gaps in care with a projected savings of approximately $900 million from reduced hospitalizations, ER visits, and other medical expenses across a range of chronic and complex conditions.6
     At the same time, through its Consumerology initiative, Express Scripts has applied advanced behavioral science to identify and change common behaviors that prevent patients from adhering to their prescription medications. Their research has also helped to increase

[4]	Ibid

[5]	RAND Corporation Study, 2005; Institute for Health and Productivity Management; Medical Care. 2004 Mar; 42(3); 200-209

[6]	Medco 2010 Annual Report

generic substitution and increase use of the most efficient and safest delivery channels. Through this initiative, Express Scripts has also increased adherence and achieved significant cost savings.7
     Combining Medco’s expertise in advanced clinical pharmacy with Express Scripts’ expertise in behavioral science will create a new entity that is uniquely able to provide significant progress toward closing gaps in care, saving dollars and saving lives. By joining together, millions of members served by both of our companies will reap the benefits of these unique and complementary programs: increased prescription adherence and reduced gaps in care, resulting in better health outcomes and lower costs. And these benefits will help businesses and the economy more broadly. At 12% of payroll, health care is the most costly benefit expense for employers. Reducing the cost of quality patient care will make all American business more competitive — creating a healthier, more productive workforce, preserving existing jobs and creating new jobs in the future.
V. INDEPENDENT PHARMACIES
     We recognize that many have expressed concern about the impact of an Express Scripts-Medco merger on retail pharmacies, particularly on independents. The facts are that more than 85% of prescriptions filled for Medco customers are filled through our networks of more than 60,000 retail pharmacies representing over 95% of all retail pharmacies nationwide. In short, either as a stand-alone company or combined with Express Scripts, Medco is dependent on the continued existence of strong independent retail pharmacies. Even as our companies seek to

[7]	ESI 2010 Drug Trend Report

drive efficiency in the health care system, retail pharmacies will always play a crucial, complementary role to PBMs.
     Moreover, the services that PBMs provide have helped independent pharmacies better care for their patients, including by helping to close gaps in care, increase patient adherence and reduce adverse drug interactions. The Express Scripts-Medco combination will combine both companies’ capabilities aimed at improving patient adherence, which means that the millions of patients who use independent pharmacies will be more likely to complete their full course of prescription treatment, improving their overall health. The combination will also create additional partnership opportunities that can help independent pharmacies improve their customers’ adherence while creating new sources of value.
     A program implemented by Medco is an example of the type of mutually beneficial collaboration that could be expanded under the merger. Medco’s Cognitive Care Initiative, a twenty-six-week collaboration with community pharmacies in Illinois, significantly improved adherence and increased the value offered by participating independent pharmacies. Community pharmacists were trained to provide expert patient counseling on the importance of adherence and techniques to improve it. The initiative identified 2,400 adherence gaps; pharmacists in the program filled 48% more prescriptions after patient counseling and closed 27% more adherence gaps.8 The success of the pilot led to additional partnerships between Medco and community pharmacists in New Mexico, North Carolina and Florida. We look forward to continued collaboration on initiatives such as this in the days ahead.

[8]	Medco Health Solutions Illinois Pilot Project

     In recent years, even as PBMs have become increasingly important participants in the health care system, independent pharmacies have thrived. Between 2009 and 2010, the number of independent community pharmacies grew by almost 400, to more than 23,000, representing a $93 billion industry. Last year, they filled nearly three times more prescriptions than were filled through mail order delivery services such as those offered by Express Scripts and Medco. And pharmacy profits have doubled since 1999, with average profits per pharmacy of close to $1 million.9 These data points confirm what our experience tells us to be true: PBMs and independent pharmacies are complementary businesses whose success can be mutually beneficial. It is our expectation that a successful Express Scripts-Medco — far from being a threat to independent pharmacies — will actually be a driver of improved care for our mutual customers and improved economics for their businesses.
VI. CONCLUSION
     The data points I have discussed confirm what our market experience has long told us: our health care system does best when many different companies and different models are all working to improve patient health. This diversity of approaches breeds innovation and collaboration. It is a catalyst for experimentation and progress, leading to incremental improvements and often to breakthrough solutions.
     Today, there is a sense of urgency among all these many participants in our health care system. We all know the future belongs to those who deliver more for less. The merger of Express Scripts and Medco is part of that transformative process. Together, our companies will focus on lowering the prices customers pay for their medicines and improving their quality of

[9]	Drug Channels, “Owning a Pharmacy: Still Pretty Profitable”, January 25, 2011 (Analysis of 2010 NCPA Digest Data)

care. And by delivering on that promise we will build a strong, competitive company that helps millions of people to live longer, healthier lives, while supporting the nation’s goal of a sustainable, affordable health care system.
Cautionary Statement Regarding Forward-Looking Statements
This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.
Additional Information and Where to Find It
In connection with the proposed merger, Express Scripts, Inc. will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger when they become available and any other relevant documents as well as any amendments or supplements to those documents, because they will contain important information.
You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400.

Participants in Solicitation
Medco and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts’ 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 21, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.